CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as an expert for the registrant Lodestar Mining, Inc.

Dated the 29th day of May, 2007.

Sincerely,

/s/ John D. Hafner, Esq.
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John D. Hafner, Esq.